                                                                  Exhibit 10.18

[LOGO] AT&T

                         AT&T Master Carrier Agreement

=============================================================================================================
CUSTOMER Name (Full Legal Name):                                             AT&T Sales Representative:
PF.NET Network Services                  AT&T Corp.,                         Frank P. Slavick, Jr.
  Corp.                                  a New York corporation ("AT&T")
                  ("CUSTOMER")
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CUSTOMER Name (and Title) for Notice:    AT&T Name (and Title) for Notice:   AT&T Contact Telephone Number:

Clint Warta, VP                          Doug Markling, GM                   425-898-8001
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CUSTOMER Address:                        AT&T Address:                       Initial Deposit Amount Required:

1625 B Street                            4450 Rosewood Drive                 $100,000
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City            State     Zip Code       City            State    Zip Code

Washougal        WA       98671          Pleasanton       CA      94588
-------------------------------------------------------------------------------------------------------------
CUSTOMER Fax number for Notice:          AT&T Fax number for Notice:
509-302-2450                             925-224-1666
=============================================================================================================

This Master Carrier Agreement shall be legally binding when signed by both parties and shall continue in effect until the end of the longest term specified in the Attachment(s), or until otherwise terminated as provided in accordance with this Agreement. The rates and commitments provided in the Attachments shall be effective as provided in each Attachment.

This Master Carrier Agreement consists of this Cover Sheet, the attached Terms and Conditions, and the Attachment(s) listed below (these documents together are collectively referred to as the "Agreement"). In the event of any inconsistency between these documents, precedence will be given to the documents in the following order: (1) this Cover Sheet; (2) Attachment(s); (3) the Terms and Conditions. In the event of any inconsistency between the terms of this Agreement and the terms of an applicable Tariff, the terms of the Agreement shall prevail.

Title                                                   Doc. ID            Date/time stamp
-----                                                   -------            ---------------
Master Carrier Agreement - Terms and Conditions      MCA 990816.doc        08/16/99 3:42pm
Supplemental Terms and Conditions Attachment             MCAsupp           09/15/99 4:47pm
                                                     PFNET091599.doc
Data Service Terms and Pricing                      PFNet-D991020.doc      10/20/99 1:37pm

================================================================================
CUSTOMER'S SIGNATURE BELOW ACKNOWLEDGES THAT CUSTOMER HAS READ, UNDERSTANDS AND AGREES TO EACH OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND THAT THE INDIVIDUAL SIGNING THIS AGREEMENT IS DULY AUTHORIZED TO DO SO.
================================================================================

CUSTOMER                                 AT&T Corp.


By: /s/ Clint Warta                      By: /s/ Luis Mercado
    -------------------------------          -----------------------------------
    (Authorized Customer Signature)          (Authorized AT&T Signature)
                                             FOR: JAMES M. DOWNEY, [ILLEGIBLE]

                                         LUIS MERCADO, Admin. & Operations
CLINT WARTA VP                                         M[ILLEGIBLE]
-----------------------------------      ---------------------------------------
(Typed or Printed Name and Title)        (Typed or Printed Name and Title)

Date: 12-17-99                           Date: 12/21/99
      -----------------------------            ---------------------------------

                                AT&T PROPRIETARY
                        Use Pursuant to AT&T Instructions

MASTER CARRIER AGREEMENT -- TERMS AND CONDITIONS                         Page 1


1. Provision of Services. CUSTOMER hereby orders and AT&T hereby agrees to provide the AT&T services described in the Attachment(s) to this Agreement (the "Services"). Jurisdictionally intrastate services may be provided pursuant to an Attachment to this Agreement, pursuant to applicable state tariffs, or as otherwise permitted by applicable state law. AT&T is not responsible for the quality of transmission or signaling on CUSTOMER'S side of the network interface between AT&T and CUSTOMER. Service is furnished subject to the availability of the service components required, and subject to operational and systems constraints.

2. Billing and Payment for the Services. Except as may be provided in an Attachment, AT&T will send a single monthly bill for each of the Services to one location designated by CUSTOMER. CUSTOMER is liable for all amounts due to AT&T under this Agreement. Payment is due upon presentation of a bill. Payment will be considered timely if made to AT&T within thirty days after the bill date (for voice services, the bill date is the day after the end of the usage period covered by the bill; for data services, the bill date is the first day of the service period covered by the bill). Any charges not paid to AT&T within such period will be considered past due.

3. Non-Payment. At AT&T's option, interest charges may be added to any past due amounts at the lower of 12.0% per year or the maximum rate allowed by law. CUSTOMER shall reimburse AT&T for reasonable attorney's fees and any other costs associated with collecting delinquent or dishonored payments. Restrictive endorsements or other statements on checks accepted by AT&T will not apply.

4. Billing Disputes. If CUSTOMER wishes to dispute a charge on a bill, CUSTOMER must identify the specific charge in dispute and provide a full written explanation of the basis for the dispute using a standard AT&T billing dispute form within 90 days after the bill date. CUSTOMER may withhold payment of a charge subject to a good faith dispute provided: (a) CUSTOMER submits the billing dispute, using a standard AT&T billing dispute form, before making payment of the disputed charge; (b) CUSTOMER pays the undisputed portion of all charges; and (c) CUSTOMER cooperates reasonably with AT&T's efforts to investigate and resolve the dispute. If AT&T determines that a disputed charge was billed in error, AT&T shall issue a credit to reverse the amount incorrectly billed. If AT&T determines that a disputed charge was billed correctly, payment shall be due from CUSTOMER within five days after AT&T advises CUSTOMER in writing that the dispute is denied.

5. Deposits. Using its Deposit standards, AT&T has assessed and CUSTOMER shall pay the initial Deposit amount specified on the Cover Sheet before Services are provided. AT&T may require CUSTOMER, during the term of this Agreement, to tender a deposit in an amount to be determined by AT&T in its reasonable discretion. AT&T will rely upon commercially reasonable factors to determine the need for and amount of any deposit. These factors may include, but are not limited to, payment history, number of years in business, history of service with AT&T, bankruptcy history, current account treatment status, financial statement analysis, and commercial credit bureau rating, as well as commitment levels and anticipated monthly charges. Any deposit will be held by AT&T as a guarantee for the payment of charges (including but not limited to potential shortfall charges). A deposit does not relieve CUSTOMER of the responsibility for the prompt payment of bills. Interest (at the rate of 6% per year) will be paid to CUSTOMER for any period that a cash deposit is held by AT&T. A failure of CUSTOMER to post a deposit as required by AT&T pursuant to this paragraph shall constitute a material breach of this Agreement by CUSTOMER.

6. Obligations Regarding Taxes. CUSTOMER shall pay any applicable local, state and federal taxes, levied upon the sale, installation, use or provision of the Services, except to the extent customer provides a valid tax exemption certificate to AT&T prior to the delivery of Services. Gross Receipts Taxes will be charged to CUSTOMER as provided in AT&T Tariff F.C.C. No. 1, Section 2.5.14, as amended from time to time.

7. CUSTOMER is a Carrier. CUSTOMER certifies it is a "common carrier" as defined in the Communications Act of 1934 (see sections 153(10) and 211), with all required state and federal operating authority.

8. Responsibilities of CUSTOMER. CUSTOMER is responsible for interfacing and communicating with its End Users, for placing any orders, and for assuring that it and its Intermediate Resellers (if any) comply with the provisions of this Agreement and with all applicable federal and state laws and regulatory requirements with respect to the resale of Services provided under this Agreement. CUSTOMER is responsible for arranging premises access at any reasonable time so that AT&T personnel may install, repair, maintain, inspect or remove service components.

9. Abuse of Service. The abuse of Service is prohibited. Using Service or permitting Service to be used in the following ways constitutes abuse: (a) making calls that might reasonably be expected to frighten, abuse, torment, or harass another; (b) carrying calls that originate on the network of a facilities-based interexchange carrier other than AT&T and terminate disproportionately to domestic locations for which AT&T's cost of terminating switched access (based on the published access rates of the incumbent local


                                AT&T PROPRIETARY
                        Use Pursuant to AT&T Instructions

                MASTER CARRIER AGREEMENT -- TERMS AND CONDITIONS          Page 2


exchange companies) is above AT&T's price for the call under this Agreement (after application of discounts); (c) interfering unreasonably with the use of AT&T service by others or the operation of the AT&T network; (d) subjecting AT&T personnel or non-AT&T personnel to hazardous conditions; (e) transmitting any message or code, locating a person, or otherwise giving or obtaining information, without payment for the Services; or (f) attempting to avoid the payment, in whole or in part, of any charges by any means or device (non-payment of billed charges will not be considered abuse of service for purposes of this Section). In any instance in which AT&T believes in good faith that there is abuse of Service as set forth above, AT&T may immediately restrict, suspend or discontinue providing Service, without liability on the part of AT&T, and then notify CUSTOMER of the action that AT&T has taken and the reason for such action. To the extent doing so does not interfere with its ability to prevent abuse of Service (to be determined in AT&T's reasonable judgment), AT&T will attempt to limit any restriction, suspension or discontinuance under this Section to the locations, phone numbers, or Services with respect to which the abuse is taking place.

10. Default. If a party breaches any material term of this Agreement and the breach continues unremedied for 60 days after written notice of default, the other party may terminate for cause any Attachment materially affected by the breach. If CUSTOMER is in breach of its payment obligations (including failure to pay a required deposit), and fails to make payment in full within 5 days after receipt of written notice of default, AT&T may, at its option, terminate the Agreement, terminate affected Attachments, suspend Service under the affected Attachments, and/or require a deposit, advanced payment, or other satisfactory assurances in connection with any or all Attachments as a condition of continuing to provide Services; except that AT&T will not take any such action as a result of CUSTOMER's non-payment of a charge subject to a timely billing dispute, unless AT&T has reviewed the dispute and determined that the charge is correct. An Attachment may be terminated by either party immediately upon written notice if the other party has become insolvent or involved in a liquidation or termination of its business, or adjudicated bankrupt, or been involved in an assignment for the benefit of its creditors. CUSTOMER shall be liable to AT&T for Termination Charges, as specified in a terminated Attachment, in the event that AT&T terminates an Attachment as a result of a breach by CUSTOMER. Termination by either party of an Attachment does not waive any other rights or remedies it may have under this Agreement.

11. No Warranties. AT&T MAKES NO WARRANTIES, EXPRESS OR IMPLIED, UNDER THIS AGREEMENT AND SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. AT&T DOES NOT WARRANT THAT THE SERVICES WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT THE SERVICES WILL MEET CUSTOMER'S REQUIREMENTS OR THAT THE SERVICES WILL PREVENT UNAUTHORIZED ACCESS BY THIRD PARTIES. AT&T DOES NOT AUTHORIZE ANYONE TO MAKE A WARRANTY OF ANY KIND ON ITS BEHALF AND CUSTOMER SHOULD NOT RELY ON ANYONE MAKING SUCH STATEMENTS.

12. Limitation of Liability. THE LIABILITY OF AT&T ASSOCIATED WITH THE INSTALLATION, PROVISION, USE, MAINTENANCE, REPAIR, TERMINATION OR RESTORATION OF SERVICE PROVIDED PURSUANT TO THIS AGREEMENT SHALL NOT EXCEED AN AMOUNT EQUAL TO THE INITIAL PERIOD CHARGE FOR AFFECTED CALLS (FOR CALLS SUBJECT TO MEASURED CHARGES) OR THE CHARGES FOR AFFECTED SERVICE FOR THE PERIOD DURING WHICH THAT SERVICE WAS AFFECTED (FOR ALL OTHER SERVICES). IN NO EVENT SHALL AT&T BE LIABLE
FOR: (A) ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, RELIANCE OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST PROFITS, ADVANTAGE, SAVINGS OR REVENUES OF ANY KIND, OR INCREASED COST OF OPERATIONS, WHETHER OR NOT AT&T HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; OR (B) ANY CLAIM OR DAMAGES CAUSED BY OR ARISING OUT OF (i) ANY ACT OR OMISSION (INCLUDING WITHOUT LIMITATION UNAUTHORIZED USE, THEFT, OR ALTERATION OF SERVICE, OR INTERFERENCE WITH SERVICE) BY CUSTOMER, AN INTERMEDIATE RESELLER, AN END USER, OR ANOTHER THIRD PARTY, (ii) SERVICE INTERRUPTIONS, OR (iii) INTEROPERABILITY, INTERACTION OR INTERCONNECTION OF THE SERVICES PROVIDED UNDER THIS AGREEMENT WITH APPLICATIONS, EQUIPMENT, SERVICES OR NETWORKS PROVIDED BY CUSTOMER OR THIRD PARTIES. THE LIMITATIONS OF LIABILITY SET FORTH IN THIS AGREEMENT SHALL SURVIVE FAILURE OF AN EXCLUSIVE REMEDY, AND SHALL APPLY REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, WARRANTY, STRICT LIABILITY, OR NEGLIGENCE (INCLUDING WITHOUT LIMITATION ACTIVE AND PASSIVE NEGLIGENCE).

13. Force Majeure. Neither party nor its Affiliates, subsidiaries, or subcontractors shall be liable to the other party for any delay, failure in performance, loss or damage due to force majeure conditions such as fire,

                                AT&T PROPRIETARY
                       Use Pursuant to AT&T Instructions

                MASTER CARRIER AGREEMENT -- TERMS AND CONDITIONS          Page 3


explosion, power blackout, earthquake, volcanic action, flood, hurricane, the elements, strike, embargo, labor disputes, civil or military authority, war, acts of God, acts or omissions of other carriers (except, for CUSTOMER, the acts of omissions of its Intermediate Resellers), acts of regulatory or governmental agencies, or other causes beyond their reasonable control, except that CUSTOMER's obligation to pay for services provided shall not be excused. Changes in economic, business or competitive conditions are not force majeure conditions. If CUSTOMER is unable to meet its commitments as a direct result of a force majeure condition, CUSTOMER may suspend its commitments for one full billing month (or longer, with AT&T's written consent, which shall not be unreasonably withheld). The effect of such a suspension of commitment will be to exclude the affected month(s) from all calculations affecting the CUSTOMER's commitments and to extend the term of this Agreement by the same number of months. CUSTOMER must provide notice to AT&T of the force majeure condition giving rise to the right to suspend commitments within 30 days after its occurrence.

14. Indemnification. CUSTOMER shall indemnify, defend, and hold harmless AT&T and its directors, officers, employees, agents, subsidiaries, affiliates, successors and assigns from any and all claims, damages and expenses whatsoever (including reasonable attorneys' fees) arising on account of or in connection with CUSTOMER's use, resale or sharing of the Services provided under this Agreement, including but not limited to: (a) claims for libel, slander, invasion of privacy; (b) claims for infringement of copyright arising from any communication; (c) claims arising from any failure, breakdown, interruption or deterioration of service provided by AT&T to CUSTOMER or by CUSTOMER to End Users or Intermediate Resellers; (d) claims arising from CUSTOMER's marketing efforts, including but not limited to CUSTOMER'S violation of laws and regulations applicable to the authorization and proof of authorization necessary to convert an End User to CUSTOMER's service; and (e) claims of patent infringement arising from combining or using services or equipment furnished by AT&T in connection with services or equipment furnished by others. AT&T shall indemnify, defend, and hold harmless CUSTOMER and its directors, officers, employees, agents, subsidiaries, affiliates, successors and assigns from all claims of patent infringement arising solely from the use of the Services. CUSTOMER'S indemnification obligations do not apply to claims for damages to real or tangible personal property or for bodily injury or death negligently caused by AT&T.

15. Use of Marks. Nothing in this Agreement creates in a party any rights in the other party's trade names, trademarks, service marks or any other intellectual property. Either party may use the other party's trade names, trademarks, or service marks only to the extent such use is not prohibited by this Agreement and is otherwise permitted by law (including but not limited to the Lanham Act). In no event shall either party use or display, in advertising or otherwise, any of the other party's logos, trade dress, trade devices or other indicia of origin, or any confusingly similar logos, trade dress, trade devices or indicia of origin. CUSTOMER will not conduct business under any AT&T corporate or trade name, trademark, service mark, logo, trade dress, trade device, indicia of origin or other symbol that serves to identify and distinguish AT&T from its competitors. or under any confusingly similar corporate or trade name, trademark, service mark, logo, trade dress, trade device, indicia of origin or other symbol. CUSTOMER will not indicate or imply to any other party that CUSTOMER is affiliated with AT&T, that CUSTOMER is authorized by AT&T to sell or provide service to them, that CUSTOMER is providing (or will provide) service to such party jointly or in collaboration or partnership with AT&T, or as the agent of AT&T, or that service provided by CUSTOMER or another carrier is provided by AT&T. Except to the limited extent (if any) as may be required under law, neither CUSTOMER nor an Intermediate Reseller shall indicate or imply to any existing or potential End User (or Intermediate Reseller) that any portion of the service provided to the End User (or Intermediate Reseller) by CUSTOMER or the Intermediate Reseller is provided by AT&T or is carried over the AT&T network or AT&T facilities.

16. Relationship of the Parties. The relationship between the parties shall be that of independent contractors and not of principal and agent, employer and employee, franchiser and franchisee, partners or joint venturers. This Agreement does not establish CUSTOMER as a dealer, distributor or franchisee of AT&T, and no fee is being paid to AT&T to enter into this Agreement

17. Acknowledgment of Right to Compete. Each party acknowledges that nothing in this Agreement diminishes or restricts in any way the rights of the parties to engage in competition with each other. Each party acknowledges that it remains at all times solely responsible for the success and profits of its own business.

18. Use of Marketing Information. Either party may use for its own marketing purposes any and all information that it lawfully obtains from sources other than the other party, including but not limited to information that either party may have as a result of the sale by that party of telecommunications services or equipment to End Users.

19. Confidential Information Defined. "Confidential Information" consists of the following: all information

                                AT&T PROPRIETARY
                       Use Pursuant to AT&T Instructions

                MASTER CARRIER AGREEMENT -- TERMS AND CONDITIONS          Page 4

disclosed by one party or its agent or representative (the "Disclosing Party") to the other party or its agent or representative (the "Receiving Party") in connection with this Agreement regarding the telecommunications needs of CUSTOMER and/or the telecommunications offerings of AT&T, to the extent that (a) for information disclosed in written, graphic or other tangible form, it is designated by appropriate markings to be confidential or proprietary or (b) for information disclosed orally, it is both identified as proprietary or confidential at the time of disclosure and summarized in a writing so marked within 15 business days following the oral disclosure. Notwithstanding the foregoing, all written or oral pricing, contract, and tariff proposals exchanged between the parties shall be Confidential Information, whether or not so designated. Confidential Information is the property of the Disclosing Party and shall be returned to the Disclosing Party upon request. This Agreement is Confidential Information as to which each party is both a Disclosing Party and a Receiving Party. Information made known to the public by the Disclosing Party or a third party or previously known to the Receiving Party free of any obligation to keep it confidential, or independently developed by the Receiving Party, shall not be Confidential Information.

20. Confidentiality Obligations. A Receiving Party shall hold all Confidential Information in confidence from the time of disclosure until at least 2 years following the termination of this Agreement. During that period, the Receiving
Party: (a) shall use such Confidential Information only for the purposes of performing this Agreement and using the Services; (b) shall reproduce such Confidential Information only to the extent necessary for such purposes; (c) shall restrict disclosure of such Confidential Information to employees that have a need to know for such purposes; (d) shall advise those employees of the obligations of this Agreement; (e) shall not disclose Confidential Information to any third party without prior written approval of the Disclosing Party except as expressly provided in this Agreement; and (f) shall use at least the same degree of care (in no event less than reasonable care) as it uses with regard to its own proprietary or confidential information to prevent the disclosure, unauthorized use or publication of Confidential Information.

21. Publicity. No public statements or announcements relating to this Agreement shall be issued by either party without the prior written consent of the other party.

22. Alternative Dispute Resolution. The parties will attempt to settle any claim for non-payment of charges or recovery of overpayment of charges for the Services provided under this Agreement (hereinafter a "Billing Dispute"), through good faith negotiations. The parties may agree to submit a Billing Dispute to non-binding mediation. At any time, the party seeking payment may submit a notice of arbitration of a Billing Dispute for arbitration under the United States Arbitration Act pursuant to the terms of this Section and the Non-Administered Arbitration Rules of the CPR Institute for Dispute Resolution ("CPR"), to the extent such rules do not conflict. The Arbitration will be held in New York, New York, or any other location selected by mutual agreement of the parties. The arbitrator shall not have the power to award any damages in excess of the limits set forth in or excluded under the limitations of liability provided in this Agreement. The arbitrator may not limit, expand or otherwise modify the terms of this Agreement. The arbitrator shall strictly limit discovery to the production of documents directly relevant to the facts alleged in the notices of arbitration and defense. If depositions are required, the arbitrator shall permit each Party to conduct an equal number of depositions (not to exceed five per side), with equal limits on the number of deposition hours for each Party (not to exceed 7 per deposition). If an evidentiary hearing is held, each Party's presentation of its case shall be limited to three (3) days. Requests for temporary injunctive relief may be submitted to a court of competent jurisdiction if the arbitrator has not yet been appointed, but the arbitrator shall have the authority to modify any injunctive relief granted by such a court. The arbitration award shall be made final within eight months of filing of the notice of arbitration and judgment upon the award may be entered in any court having competent jurisdiction. All participants and the arbitrator shall hold the existence, content and results of mediation and arbitration in confidence, except as necessary to enforce a final settlement agreement or to enforce an arbitration Award. Each party shall bear its own expenses and equally share expenses related to the compensation of the arbitrator. The arbitrators award shall be in writing and shall state the reasons for the award.

23. Time to Bring Claims. Any initial demand for arbitration pursuant to this Agreement, and any legal action arising under this Agreement, must be initiated within two years after the cause of action arises.

24. Notices. All notices under this Agreement shall be in writing and shall be made: (a) by personal delivery; (b) by certified or registered mail, postage prepaid return receipt requested, (c) by overnight delivery, or (d) by facsimile transmission. Notice shall be sent to the individuals identified on the Cover Sheet (at the address and/or fax number designated for notice), or to such other individual, address or fax number as a party may designate by notice to the other party.

25. Equipment. AT&T shall retain title to all of its equipment and facilities used to provide service under this Agreement. CUSTOMER is liable to AT&T for the replacement cost of any AT&T-provided equipment installed at CUSTOMER's premises in the event of loss

                                AT&T PROPRIETARY
                       Use Pursuant to AT&T Instructions

               MASTER CARRIER AGREEMENT -- TERMS AND CONDITIONS           Page 5

of said equipment for any reason, including but not limited to theft.

26. Export Regulations. The parties acknowledge that any products, software, and technical information (including, but not limited to, services and training) provided under this Agreement are subject to U.S. export laws and regulations and any use of or transfer of such products, software and technical information must be authorized under those regulations. CUSTOMER agrees that it will not use distribute, transfer or transmit the products, software or technical information (even if incorporated into other products) except in compliance with U.S. export regulations. If requested by AT&T, CUSTOMER also agrees to sign written assurances and other export-related documents as may be required for AT&T to comply with U.S. export regulations.

27. Quality Monitoring. CUSTOMER authorizes AT&T to monitor and record calls to AT&T concerning the Services for training and quality control purposes.

26. Assignment. This Agreement may not be assigned by either party except that either party may assign its rights or delegate its duties under this Agreement to an Affiliate of that party.

29. No Third Party Beneficiaries. This Agreement does not expressly or implicitly provide any third party (including End Users) with any remedy, claim, liability, reimbursement, cause of anion or other right or privilege.

30. Non-Waiver. The failure of a party to enforce any right under this Agreement at any particular point in time shall not constitute a continuing waiver of any such right with respect to the remaining term of this Agreement, or the waiver of any other right under this Agreement.

31. Severability. If any portion of this Agreement is found to be invalid or unenforceable, the remaining provisions shall remain in effect and the parties shall immediately begin negotiations to replace any invalid or unenforceable portions that are essential parts of this Agreement.

32. Survival of Terms. The rights and obligations of either party that by their nature would continue beyond the termination or expiration of this Agreement shall survive termination or expiration of this Agreement. For example, the provisions of this Agreement regarding Confidentiality shall remain in effect for 2 years following termination of this Agreement and the provisions of this Agreement regarding arbitration, indemnification, and/or limitation of liability shall survive termination of this Agreement as to any cause of action arising under the Agreement.

33. Choice of Law. The domestic law of the State of New York, except its conflict-of-laws rules, shall govern the construction, interpretation, and performance of this Agreement, except to the extent superceded by federal law.

34. Amendment. No amendment, supplement, modification or waiver of any provision of this Agreement shall be effective unless in writing and signed by authorized representatives of both parties.

35. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the Services. This Agreement supersedes all prior agreements, proposals, representations, statements or understandings, whether written or oral, concerning the Services or the parties' rights or obligations relating to the Services. Any prior representations, promises, inducements or statements of intent regarding the Services that are not embodied in this Agreement are of no effect.

36. Definitions. The following definitions apply in addition to the definitions set forth elsewhere in this Agreement:

"Affiliate" - any entity that controls, is controlled by or is under common control with a party.

"End User" - the entity that actually uses the service resold by CUSTOMER.

"Intermediate Reseller" - any reseller or other intermediary (other than CUSTOMER or its agents or employees) in the sales chain between CUSTOMER and an End User.

"Tariff" - the AT&T Tariffs identified in the Attachments, and the successor documents of general applicability that replace such tariffs in the event of detariffing.

If not otherwise defined, capitalized terms shall be defined as provided in AT&T's Tariffs.

--------------------------End of Terms and Conditions---------------------------

                                AT&T PROPRIETARY
                       Use Pursuant to AT&T Instructions